AMENDMENT NO. 1

TO THE

TRANSFER AGENCY AND SERVICE AGREEMENT

AMENDMENT NO. 1, effective as of July 1, 2015 (“Amendment No. 1”) , to the Transfer Agency and Service Agreement dated as of October 29, 2014 (the “Agreement”) between 1290 Funds, a Delaware statutory trust (“Trust”), and BOSTON FINANCIAL DATA SERVICES, INC., a Massachusetts corporation (“the “Transfer Agent”).

The Trust and Transfer Agent agree to modify the Agreement as follows:

1.	New Funds. 1290 Global Equity Managers Fund, 1290 Multi-Alternative Strategies Fund, 1290 Convertible Securities Fund and 1290 Unconstrained Bond Managers Fund are hereby added to the Agreement on the terms and conditions contained in the Agreement.

2.	Schedule A. Schedule A to the Agreement is hereby replaced in its entirety by Schedule A attached hereto.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 1 as of the date first above set forth.

EACH OF THE ENTITIES, INDIVIDUALLY AND NOT JOINTLY, AS LISTED ON SCHEDULE A		BOSTON FINANCIAL DATA SERVICES, INC.

By:	/s/ Steven M. Joenk	By:	/s/ Tracy Shelby
Name: Steven M. Joenk		Name: Tracy Shelby
Title: President and Chief Executive Officer As an Authorized Officer on behalf of the Funds indicated on Schedule A		Title: Managing Director

SCHEDULE A

Dated: July 1, 2015

Fund	Type of Entity	Jurisdiction
1290 Funds	Statutory Trust	Delaware

1290 GAMCO Small/Mid Cap Value Fund

1290 High Yield Bond Fund

1290 SmartBeta Equity Fund

1290 Global Equity Managers Fund

1290 Multi-Alternative Strategies Fund

1290 Convertible Securities Fund

1290 Unconstrained Bond Managers Fund

EACH OF THE ENTITIES, INDIVIDUALLY AND NOT JOINTLY, AS LISTED ON SCHEDULE A		BOSTON FINANCIAL DATA SERVICES, INC.

By:	/s/ Steven M. Joenk	By:
Name: Steven M. Joenk		Name:
Title: President and Chief Executive Officer As an Authorized Officer on behalf of the Funds indicated on Schedule A		Title: